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                                                     5995 Plaza Drive
For Immediate Release                                Cypress, California 90630
                                                     Tel. (800) 631-0969

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News Release
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
CONTACT:  Tyler Mason              Dan Yarbrough             Cliff Bowers
          PHS Media Relations      PHS Investor Relations    AMZ Investor/Media Relations
          Tyler.mason@phs.com      Dan.yarbrough@phs.com     Cliff.bowers@eAMS.com
          (714) 226-3530           (714) 226-3540            (920) 661-2766

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             PacifiCare Health Systems Signs Definitive Agreement
               To Acquire American Medical Security Group, Inc.


          o Acquisition by PacifiCare will add 314,000 commercial PPO lives, representing commercial membership expansion of more than 13%
          o American Medical Security Group shareholders will receive $32.75 per share in cash
          o Strengthens PacifiCare's position in individual and small group segments
          o Expected accretion increases PacifiCare's 2005 net income guidance to $360-$375 million


CYPRESS, Calif., September 15, 2004 -- PacifiCare Health Systems, Inc. (NYSE:
PHS) and American Medical Security Group, Inc. (NYSE: AMZ) jointly announced today that they have signed a definitive agreement whereby PacifiCare will acquire all of the outstanding shares of common stock of American Medical Security (AMS) through a cash merger in which AMS will become a wholly-owned subsidiary of PacifiCare. Under the terms of the merger agreement, PacifiCare will pay $32.75 in cash for each share of AMS common stock outstanding, for a total equity purchase price of approximately $502 million on a fully diluted basis. PacifiCare will also assume approximately $30.2 million of AMS debt. PacifiCare will finance the acquisition through $400 million of term debt from a $750 million bank commitment and the use of internally generated cash. The new $750 million bank facility will include $550 million of term debt, $150 million of which will be used to refinance the company's existing term loan, and a new $200 million unutilized revolving credit facility.

Headquartered in Green Bay, Wisconsin, with approximately 1,400 employees, AMS provides a variety of individual and small group insurance products to members in 33 states and the District of Columbia through a network of more than 32,000 independent agents. With more than 314,000 commercial PPO members, AMS generated $712 million in total premium revenue in 2003.

"This transaction represents an excellent opportunity for PacifiCare to enhance its commercial growth strategy," said Chairman and Chief Executive Officer Howard Phanstiel. "We believe the strength of American Medical Security Group's business, management and employees will provide us with an efficient and scalable operations platform for our rapidly growing individual and small group customer segments. The acquisition will add new proprietary products to our arsenal, including health savings accounts (HSAs) and group life products. And, it will help us to continue to diversify the company by creating a better balance between our commercial and Medicare businesses."

AMS Chairman, President & Chief Executive Officer, Samuel V. Miller, and members of his management team, will continue to lead AMS operations after the merger.

Miller stated, "The underlying mission of AMS has been to create value for our shareholders. This merger accomplishes that objective while also being beneficial for our employees, policyholders and agents.

"PacifiCare and AMS are a compelling strategic fit. PacifiCare has exciting plans to leverage this new partnership, taking full advantage of the operational, financial and human-resource strengths of our successful enterprise. We are committed to the successful implementation of those plans and PacifiCare's broader strategies," Miller said.

It is anticipated that the acquisition will be completed by early 2005, subject to approvals of AMS shareholders, the Wisconsin and Georgia Departments of Insurance, and compliance with provisions of the Hart-Scott-Rodino Act, as well as other customary approvals. PacifiCare expects that the acquisition will be accretive to earnings in 2005. As such, assuming completion of the transaction, the company is raising its 2005 net income guidance to a range of $360 to $375 million from a range of $350 to $360 million.

PacifiCare and AMS will hold a conference call to discuss the transaction at 9:00 AM Eastern time on Wednesday, September 15th. To access the call, dial
(800) 857-4546, passcode "PacifiCare." A replay of the call will be available through October 6th, 2004 by dialing (800) 348-3538.

Risk Factors Regarding Forward-Looking Statements

The statements in this news release, including those made by Howard Phanstiel and Samuel Miller, that are not historical facts are forward-looking statements within the meaning of the Federal securities laws, and may involve a number of risks and uncertainties. Such forward-looking statements include, but are not limited to, the companies' ability to execute growth strategies, the perceived benefits of the acquisition, the ability to diversify PacifiCare's business, the expectations about the timing and receipt of regulatory and shareholder approvals, statements regarding plans, objectives and expectations with respect to future operations, products and services and future performance and net income guidance for PacifiCare for 2005. These risks and uncertainties include, but are not limited to: those found in documents filed by PacifiCare and AMS, respectively, with the Securities and Exchange Commission; the ability to implement certain growth or diversification strategies; our ability to consummate the merger; the ability to obtain the expected operating efficiencies in the merger within the expected time frame and to integrate successfully into its operations; risks that such integration may be more difficult or costly than expected; revenue following the transaction and other actual results associated with the acquisition of AMS that could differ from the perceived benefits; customer loss and business disruption may be greater than expected in the transaction; and required regulatory approvals for the transaction may not be obtained on a timely basis or may be subject to certain conditions.

PacifiCare Health Systems and American Medical Security Group and their respective officers and directors may be deemed to be participants in the solicitation of proxies from shareholders of American Medical Security Group, Inc. with respect to the transactions contemplated by the merger agreement between PacifiCare and American Medical Security Group. Information regarding the companies' officers and directors is included in their respective Definitive Proxy Statements for their 2004 Annual Meetings of Stockholders filed with the Securities and Exchange Commission in April 2004. These documents are available free of charge at the Securities and Exchange Commission web site at www.sec.gov, from PacifiCare at pacificare.com and from AMS at eAMS.com. Investors and security holders may obtain more detailed information about who may be deemed participants in the solicitation of proxies by reading the AMS proxy statement when it becomes available.

Furthermore, investors and security holders of American Medical Security Group are urged to read American Medical Security Group's proxy statement regarding the proposed merger when it becomes available. It will contain important information about the merger and the transactions contemplated by the Merger Agreement. Investors and securities holders of American Medical Security Group may obtain a free copy of American Medical Security Group's proxy statement when it is available and other documents filed with the Securities and Exchange Commission at the Commission's web site at www.sec.gov. American Medical Security Group's proxy statement and these other documents may also be obtained for free from American Medical Security Group at eAMS.com.

PacifiCare Health Systems is one of the nation's largest consumer health organizations with than 3 million health plan members and approximately 10 million specialty plan members nationwide. PacifiCare offers individuals, employers and Medicare beneficiaries a variety of consumer-driven health care and life insurance products. Currently, more than 99 percent of PacifiCare's commercial health plan members are enrolled in plans that have received Excellent Accreditation by the National Committee for Quality Assurance
(NCQA). PacifiCare's specialty operations include behavioral health, dental and vision, and complete pharmacy and medical management through its wholly owned subsidiary, Prescription Solutions. More information on PacifiCare Health Systems is available at pacificare.com.

American Medical Security Group, through its operating subsidiaries, markets health-care benefits and insurance products to small businesses, families and individuals. Insurance products of American Medical Security Group are underwritten by United Wisconsin Life Insurance Company. The company serves customers nationwide through partnerships with professional, independent agents and quality health care providers.